ag

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

December 30, 2019

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadway, 3rd Floor New York, New York (Address of principal executive offices)	10038 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, Par Value $0.0001 Per Share	AXSM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.  Other Events.

On December 30, 2019, Axsome Therapeutics, Inc. (the “Company”) issued a press release announcing that AXS-07 met the prespecified co-primary endpoints in the Company’s MOMENTUM Phase 3 trial in migraine patients with a history of inadequate response to prior acute treatments. The Company will host a conference call at 8:00 a.m. ET on December 30, 2019 to discuss the topline results of the MOMENTUM trial.

The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the presentation that the Company will use in connection with the conference call is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 30, 2019.
99.2	MOMENTUM Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: December 30, 2019	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer

3